Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Byline Bancorp, Inc. of our report dated March 27, 2017 relating to the consolidated financial statements of Ridgestone Financial Services, Inc. as of and for the period ending October 14, 2016 and as of and for the year ended December 31, 2015 appearing in the Registration Statement of Byline Bancorp, Inc. on Amendment No. 1 to Form S-1.

/s/ Crowe Horwath LLP

Oak Brook, Illinois

July 3, 2017